Exhibit 2

                                 PROMISSORY NOTE


$1,200,000.00                                       Dated as of October 27, 1999


                  FOR VALUE RECEIVED, the undersigned, Jack Gumpert Wasserman, an individual currently residing at 510 East 86th Street, New York, New York 10028 ("Maker"), hereby promises to pay to High River Limited Partnership, a Delaware limited partnership located at 767 Fifth Avenue, 47th Floor, New York, New York 10153 ("Payee"), at such address as may hereafter be designated in writing by Payee, the principal sum of One Million Two Hundred Thousand Dollars ($1,200,000.00), together with interest thereon from the date hereof at the rate of ten percent (10%) per annum, compounded semi-annually (the "Interest Rate"). The principal amount hereof and all accrued and unpaid interest thereon shall be due and payable on the third anniversary of the date hereof.

                  Both principal and interest, and any other amount due under this Note, shall be paid in lawful money of the United States of America to Payee at such place as Payee or the holder hereof may designate by notice in writing to Maker, in immediately available funds.

                  The obligations of Maker under this Note are secured by and Payee is entitled to the benefits of that certain security agreement of even date herewith by and among Maker and Payee (the "Security Agreement"), which is hereby incorporated by reference.

                  Maker may, at its option, at any time prepay the outstanding balance of this Note in whole or in part. All prepayments of principal hereunder shall be accompanied by accrued interest on the amount prepaid.

                  If any payment hereunder falls due on a Saturday, Sunday or legal holiday, it shall be payable on the next succeeding day that is not a Saturday, Sunday or legal holiday and such additional time shall be included in the computation of interest due to Payee with that payment.

                  In the event that Maker fails to pay when due any principal or interest due under this Note, interest on the entire unpaid balance of this Note (principal and interest) from the due date of such unpaid principal or interest until payment is made, shall (to the extent legally enforceable) accrue at a rate per annum equal to the Interest Rate plus three percent (3%) (the "Late Rate"), and shall be payable on demand.

                  If any part of this Note is determined to be illegal, unenforceable or against public policy, then the same shall be deemed deleted from this Note without affecting or impairing any other part hereof.

                  Upon the occurrence of any Default (as  hereinafter  defined):
(a) the entire outstanding principal amount of this Note and all accrued and unpaid interest thereon shall become immediately


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due and payable  without  further  notice or demand;  and (b) Payee or any other holder of this Note shall have the right to pursue any and all other rights, remedies, or recourse available to it hereunder or under applicable law. Maker shall provide Payee with written notice promptly following the occurrence of a Default.

                  A "Default" shall occur if one or more of the following events shall occur:

                  (a) Maker shall fail to pay, when due (upon maturity, acceleration or otherwise), any amount of principal or interest or other amounts due under this Note; and

                  (b) (i) an application is made by Maker for the appointment of a receiver, trustee or custodian for its assets; (ii) any application is made by any person or entity other than Maker for the appointment of a receiver, trustee or custodian for any assets of Maker and the same is not dismissed within sixty
(60) days after the application therefor; (iii) a petition under Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, or any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder (the "Bankruptcy Code"), shall be filed by Maker; (iv) an involuntary petition shall be filed against Maker under the Bankruptcy Code and the same is not dismissed within sixty (60) days after the filing thereof; or (v) Maker makes an assignment for the benefit of creditors.

         All parties now or hereafter liable with respect to this Note, whether the Maker, any guarantor, endorser or any other person or entity, hereby waive presentment for diligence, payment, demand, notice of nonpayment or dishonor, protest and notice of any kind whatsoever.

         No delay or failure on the part of Payee in the exercise of any right or remedy shall operate as a waiver thereof. No indulgence or extension granted by Payee shall operate as an indulgence or extension of any other payment or obligation placed upon Maker hereafter. No single or partial exercise by Payee of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy contained herein or permitted at law or in equity.

         Maker agrees that the obligations of Maker evidenced by this Note are absolute obligations, and shall not be subject to reduction, credit, or other offset and Maker waives any defenses with respect to Maker's obligations hereunder; provided, however, that Payee agrees that Payee's sole recourse hereunder shall be to any of the Collateral (as defined in the Security Agreement) pledged to Payee pursuant to the Security Agreement.

         Maker agrees to pay all costs of collection, including reasonable attorneys' fees, which may be incurred in the collection of this Note or any portion thereof upon the occurrence of a Default.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to contracts made and to be performed wholly within such State. For purposed of any suit, action or proceeding against him arising out of or relating to this Note, Maker hereby irrevocably and unconditionally:



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                  (i) submits for himself and his  property in any legal  action or proceeding relating to this Note or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive personal jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid return receipt requested, to such party at its address set forth above; or at such other address of which the other parties hereto shall have been notified pursuant thereto;

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (v)      waives any right he may have to a trial by jury.
      .
         This Note shall inure to the benefit of Payee or any holder hereof, their respective representatives, successors and assigns and shall bind Maker, its representatives, successors and assigns.

         This Note may not be assigned by Payee without the prior written consent of Maker and shall inure to the benefit of Payee or any other permitted holder hereof, their respective representatives, successors, heirs, executors and assigns and shall bind Maker, its representatives, successors and assigns.

         Neither this Note nor any provision hereof may be changed, modified, waived or terminated orally, but only by an agreement in writing signed by the party to be charged.

         IN WITNESS WHEREOF, Maker has duly executed this Note on the date first above written.



                                            /s/ Jack Gumpert Wasserman
                                                 Jack Gumpert Wasserman


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